UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2025

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 30, 2025, Blackbaud, Inc. (the “Company”) announced that Anthony W. Boor would be transitioning from his roles as Executive Vice President and Chief Financial Officer and Principal Accounting Officer to Executive Vice President of Corporate Development and Strategy effective April 30, 2025.
(c) On April 30, 2025, the Company announced the appointment of Chad M. Anderson to succeed Mr. Boor as Executive Vice President and Chief Financial Officer of the Company, effective April 30, 2025. Mr. Anderson also assumed the role of Principal Financial and Accounting Officer effective April 30, 2025. The Company and Mr. Anderson entered into a retention agreement effective April 30, 2025, in substantially the form previously filed by the Company as Exhibit 10.1 to its Form 10-Q on May 4, 2023. Pursuant to the retention agreement, if Mr. Anderson's employment is terminated within 12 months following a change in control of our Company (as defined in the retention agreement), the Company would be obligated to pay him 1.5 times his base salary, accelerate and fully vest any then-unvested stock options and other equity awards and reimburse COBRA premiums for him for up to 12 months.
As Executive Vice President and Chief Financial Officer of the Company, Mr. Anderson's annual salary will be $425,000 and his annual incentive equity bonus target will be 75% of his annual salary, both effective May 1, 2025. In May 2025, subject to approval by the Company’s Board of Directors (the “Board”), Mr. Anderson will receive a one-time restricted stock grant valued at $700,000 which will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to his continued employment. Mr. Anderson also will be entitled to participate in the compensation and benefit programs available to other Company executives.
Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Anderson served as the Company’s Senior Vice President and Chief Accounting Officer since June 2022 and Vice President and Corporate Controller from March 2013 to May 2022. Prior to joining the Company, Mr. Anderson was Chief Financial Officer of the Europe, Middle East, and Africa region at Brightpoint Inc., a global provider of mobile device lifecycle services to the wireless industry, from March 2009 until February 2013 and Vice President of Finance for International Operations at Brightpoint from February 2008 until March 2009. He holds a BS in Finance from Indiana University.
There are no family relationships between Mr. Anderson, who is 52 years old, and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions with the Company in which Mr. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing the changes to the Company’s leadership structure disclosed in Items 5.02(b) and (c) above is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release dated April 30, 2025 announcing changes to the Company’s leadership structure.
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	April 30, 2025	/s/ Michael P. Gianoni
Michael P. Gianoni
Chief Executive Officer, President and Vice Chairman of the Board
(Principal Executive Officer)